UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2018

GEMPHIRE THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37809	47-2389984
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

17199 N. Laurel Park Drive, Suite 401

Livonia, Michigan 48152

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (734)  245‑1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual meeting (the “Annual Meeting”) of stockholders of Gemphire Therapeutics Inc. (the “Company”) on May 22, 2018, the Company’s stockholders approved an amendment to the Gemphire Therapeutics Inc. Amended and Restated 2015 Equity Incentive Plan (the “2015 Plan”), which became effective on such date. The amendment increased the number of shares of common stock reserved for issuance under the 2015 Plan by 300,000 shares without any change to the “evergreen” provision of the 2015 Plan, pursuant to which the number of shares of Company common stock reserved for issuance will automatically increase on January 1, 2019 (and on January 1 of each year thereafter continuing through and including January 1, 2026) to an amount equal to 20% of the fully diluted shares as of December 31 of the preceding calendar year. The Company proposed the amendment to the 2015 Plan to make such shares available for issuance during 2018, earlier than they otherwise would be available for issuance under the 2015 Plan pursuant to such “evergreen” provision.

As disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on May 3, 2018, Dr. Steven Gullans, the Company’s President and Chief Executive Officer, was granted, on May 1, 2018, the following two options that were subject to, and could not be exercised until, stockholder approval of the amendment to the 2015 Plan: (i) an option to purchase 50,000 shares of common stock vesting in a series of 48 equal monthly installments, subject to his continued employment; and (ii) an option to purchase 100,000 shares of common stock, 50,000 of which will vest on the date that the first patient in the first Phase 3 clinical trial of gemcabene in a non-orphan indication receives the first dose of gemcabene and the remaining 50,000 of which will vest when the thirty (30) consecutive day volume weighted average closing price of the Company’s common stock achieves a certain target, in each case, if such event occurs on or before December 31, 2019, subject to his continued employment. Following the Annual Meeting, such options are no longer conditioned on such stockholder approval.

A description of the terms of the 2015 Plan is included in the Company’s definitive proxy statement for the Annual Meeting filed with the SEC on April 17, 2018, as supplemented by the Company’s proxy statement supplement filed with the SEC on May 3, 2018. The description of the terms of the 2015 Plan, as amended, is qualified in its entirety by reference to the actual terms of the 2015 Plan, the amendment and the form of option award agreement, which are included or incorporated by reference as Exhibits 10.1, 10.2 and 10.3, respectively.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting on May 22, 2018, stockholders elected two Class II directors to the Company’s Board of Directors, each to serve three-year terms until the 2021 annual meeting of stockholders, ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018, and approved an amendment to the 2015 Plan to increase the number of shares authorized for issuance thereunder by 300,000 shares.

For Proposal 1, the two nominees receiving the most votes cast were elected as directors. Proposals 2 and 3 required the affirmative vote of the holders of a majority of shares entitled to vote and present at the meeting. The Proposals are described in detail in the Company’s definitive proxy statement filed with the SEC on April 17, 2018, as supplemented by the Company’s proxy statement supplement filed with the SEC on May 3, 2018.

The results of the voting are shown below:

Proposal 1—Election of Directors

Class I Nominees	Votes For	Votes Withheld	Broker Non-Votes
Dr. Steven Gullans	5,878,622	1,101,739	4,978,344
P. Kent Hawryluk	5,119,848	1,860,513	4,978,344

Proposal 2—Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Votes Abstain
11,876,135	80,820	1,750

Proposal 3—Approval of an amendment to the Gemphire Therapeutics Inc. Amended and Restated 2015 Equity Incentive Plan to increase the number of shares authorized for issuance thereunder by 300,000 shares.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
3,552,870	3,267,883	159,608	4,978,344

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1

Gemphire Therapeutics Inc. Amended and Restated 2015 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant's Amendment No. 1 to the Registration Statement on Form S-1, File No. 333-210815, filed on June 13, 2016).

10.2	Amendment to the Gemphire Therapeutics Inc. Amended and Restated 2015 Equity Incentive Plan.
10.3

Form of Stock Option Grant Notice, Option Agreement and Notice of Exercise under the Gemphire Therapeutics Inc. Inducement Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, File No. 001-37809, filed on October 3, 2016).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEMPHIRE THERAPEUTICS INC.

Dated: May 24, 2018

	By:	/s/ Jeffrey S. Mathiesen
Jeffrey S. Mathiesen
Chief Financial Officer